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                                                                 EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 1996 and 1995.
                                                           Three Months Ended
Calculation of Primary                                          March 31,
  Earnings Per Share                                       1996          1995
______________________________                          __________   __________
Average common shares outstanding                        2,749,005    2,784,633

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (46,200)     (52,800)

Shares assumed to be repurchased
  under treasury stock method
  for stock options                                         80,621       65,379
                                                        __________   __________

Total Shares                                             2,783,426    2,797,212
                                                        __________   __________

Net Income                                              $2,223,000   $2,126,000
                                                        __________   __________

Per Share Amount                                        $     0.80   $     0.76
                                                        __________   __________
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
                                                           Three Months Ended
Calculation of Fully Diluted                                   March 31,
  Earnings Per Share                                       1996          1995
______________________________                          __________   __________
Average common shares outstanding                        2,749,005    2,784,633

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                      (46,200)     (52,800)

Shares assumed to be repurchased
  under treasury stock method
  for stock options                                         81,649       66,023
                                                        __________   __________

Total Shares                                             2,784,454    2,797,856
                                                        __________   __________

Net Income                                              $2,223,000   $2,126,000
                                                        __________   __________

Per Share Amount                                        $     0.80   $     0.76
                                                        __________   __________



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